Exhibit 99.1

NEWS RELEASE

Media Contact: David W. Carter, dwcarter@magellanhealth.com, (860) 507-1909 Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

MAGELLAN HEALTH SERVICES REPORTS

SECOND QUARTER 2011 FINANCIAL RESULTS

- Increases 2011 EPS Guidance -

AVON, Conn. — July 29, 2011 — Magellan Health Services Inc. (NASDAQ: MGLN) today reported financial results for the second quarter of 2011, as summarized below. For the quarter ended June 30, 2011, the company reported net revenue of $698.3 million, segment profit of $75.9 million, and net income of $34.2 million or $1.07 per diluted common share.  Segment profit represents income from operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes.

Financial Results

	Three Months Ended June 30			Six Months Ended June 30
(Millions, except per share results)	2011	2010	Increase/ (Decrease)	2011	2010	Increase/ (Decrease)
Revenue	$698.3	$741.7	(5.9)%	$1,391.1	$1,469.7	(5.3)%
Segment Profit	75.9	78.5	(3.3)%	151.7	139.9	8.4%
Net Income	34.2	35.4	(3.4)%	68.5	60.9	12.5%
Earnings per Share	1.07	1.05	1.9%	2.09	1.77	18.1%

As of June 30, 2011, the company had unrestricted cash and investments of $308.3 million. In addition, under its current authorization, Magellan reported share repurchases through July 26, 2011 of 6.2 million shares for a total cost of $305.3 million.

“Magellan had a strong second quarter, completing a solid first half of the year with results meeting our expectations,” said René Lerer, M.D., chairman and chief executive officer.  “It’s significant that contributions to these results came from across our lines of business, as well as solid care management results from our risk products.  Looking ahead, our focus remains on executing our strategy and exploiting our deep experience and clinical expertise.  We are particularly enthusiastic about opportunities to bring innovative solutions to new and existing customers in the areas of pharmacy and Medicaid.

“Magellan demonstrated traction during the quarter with existing customers.  Our successful partnership with the state of Arizona resulted in a contract extension in Maricopa County through September 2013.  And earlier this week, we announced an innovative partnership with the state of Iowa in launching an integrated health home program that focuses on individuals with serious mental illness, with the goal of driving better health outcomes.  This brings the integration of medical and behavioral health management for this unique population under Magellan’s oversight, and is part of our ongoing efforts focused on total care management.  We are the partner of choice in the specialty health care market providing comprehensive solutions and proven results to state governments, health plans, and employers.”

Magellan Health Services—55 Nod Road, Avon CT 06001—www.MagellanHealth.com

“I’m pleased with our operational performance during the quarter and our positioning in the marketplace for future growth,” said Karen S. Rohan, Magellan’s president.  “We are continuing to differentiate our offerings in the market by developing new products in anticipation of customer needs and in response to the changing health care landscape.  Our radiation oncology, cardiac management, and medical pharmacy products continue to generate significant market interest.  In addition, there is growing demand from both commercial and public sector customers for our integrated behavioral and medical capabilities, which we are currently piloting with a number of clients through our patient-centered medical home and integrated health home programs.”

“Our financial position remains strong, with solid fundamentals and good liquidity,” said Jonathan N. Rubin, chief financial officer.  “This enables us to continue to invest in our growth strategy, while making further progress in our share repurchase program.”

2011 Outlook

The company reaffirmed its 2011 guidance ranges for full-year net income of $105.5 million to $122.5 million, segment profit of $255 million to $275 million, and cash flow from operations of $180.5 million to $211.5 million, excluding the net shift of restricted funds between cash and investments.  The company updated its diluted earnings per share to a range of $3.30 to $3.83 per share based on share repurchases through the close of business on July 26, 2011, but excluding any potential repurchases that may occur during the remainder of the year.

Earnings Results Conference Call

Management will host a conference call at 10:00 a.m. Eastern Time on Friday, July 29, 2011.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode Second Quarter Earnings Call 2011 approximately 15 minutes before the start of the call.  The conference call will also be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan Health Services:  Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as public sector pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve.  Magellan’s customers include health plans, employers and government agencies, serving approximately 31.3 million members in our behavioral health business, 18.9 million members in our radiology benefits management segment, and five million members in our medical pharmacy management product.  In addition, the specialty pharmaceutical segment serves 41 health plans and several pharmaceutical manufacturers and state Medicaid programs.  The company’s Medicaid Administration segment serves 25 states and the District of Columbia.  For more information, visit www.MagellanHealth.com.

2

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2011 net income, segment profit, earnings per share, cash flow from operations and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on February 25, 2011, and the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, expected to be filed with the Securities and Exchange Commission and posted on the company’s website later today.  Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

# # #

3

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011 (1)	2010	2011 (1)

Net revenue	$741,658	$698,338	$1,469,711	$1,391,093

Cost and expenses:
Cost of care	472,478	441,446	949,157	875,146
Cost of goods sold	54,771	53,404	111,067	109,923
Direct service costs and other operating expenses (2)	139,617	131,779	277,871	263,346
Depreciation and amortization	14,235	14,267	27,657	28,219
Interest expense	584	494	1,269	965
Interest income	(803)	(858)	(1,620)	(1,673)
	680,882	640,532	1,365,401	1,275,926
Income before income taxes	60,776	57,806	104,310	115,167
Provision for income taxes	25,348	23,575	43,363	46,638
Net income	35,428	34,231	60,947	68,529
Other comprehensive (loss) income	(285)	(19)	(259)	78
Comprehensive income	$35,143	$34,212	$60,688	$68,607

Weighted average number of common shares outstanding — basic	33,323	31,301	33,849	32,171
Weighted average number of common shares outstanding — diluted	33,800	31,903	34,434	32,775

Net income per common share — basic	$1.06	$1.09	$1.80	$2.13
Net income per common share — diluted	$1.05	$1.07	$1.77	$2.09

(1)

For a more detailed discussion of Magellan’s results for the quarter ended June 30, 2011, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on July 29, 2011, and the live broadcast or taped replay of the Company’s earnings conference call on July 29, 2011, which will be available at www.MagellanHealth.com.

(2)

Includes stock compensation expense of $3,706 and $4,205 for the three months ended June 30, 2010 and 2011, respectively, and $8,234 and $8,983 for the six months ended June 30, 2010 and 2011, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2010	2011 (1)

Cash flows from operating activities:
Net income	$60,947	$68,529

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	27,657	28,219
Non-cash interest expense	361	213
Non-cash stock compensation expense	8,234	8,983
Non-cash income tax expense	18,039	6,885
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	35,956	13,697
Accounts receivable, net	(2,445)	(77,031)
Other assets	5,674	(21,141)
Accounts payable and accrued liabilities	(25,050)	(27,098)
Medical claims payable and other medical liabilities	(7,638)	(12,390)
Other	4,454	9,246
Net cash provided by (used in) operating activities	126,189	(1,888)

Cash flows from investing activities:
Capital expenditures	(21,681)	(26,693)
Acquisitions and investments in businesses, net of cash acquired	—	(274)
Purchase of investments	(96,515)	(187,807)
Maturity of investments	84,959	123,043
Net cash used in investing activities	(33,237)	(91,731)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(588)	—
Payments to acquire treasury stock	(74,427)	(211,451)
Proceeds from issuance of equity	—	20,000
Proceeds from exercise of stock options and warrants	17,148	28,842
Other	(1,504)	391
Net cash used in financing activities	(59,371)	(162,218)

Net increase (decrease) in cash and cash equivalents	33,581	(255,837)
Cash and cash equivalents at beginning of period	196,507	337,179
Cash and cash equivalents at end of period	$230,088	$81,342

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 will be filed with the SEC on July 29, 2011.

(2)

Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change. During the six months ended June 30, 2010 and 2011, restricted cash of $662 and $84,077, respectively, was shifted to restricted cash that resulted in an operating cash flow use.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011 (1)	2010	2011 (1)

Net revenue
- Commercial	$160,982	$139,686	$322,684	$289,721
- Public Sector	368,011	362,284	717,479	712,800
- Radiology Benefits Management	105,263	90,608	214,720	179,820
- Specialty Pharmaceutical Management	67,993	69,366	136,131	139,596
- Medicaid Administration (2)	39,409	56,637	78,697	109,930
- Elimination (2)	—	(20,243)	—	(40,774)
Total net revenue	741,658	698,338	1,469,711	1,391,093

Cost of care
- Commercial	90,583	79,122	181,255	154,435
- Public Sector (2)	311,609	309,934	620,671	614,855
- Radiology Benefits Management	70,286	53,828	147,231	108,545
- Medicaid Administration	—	18,805	—	38,085
- Elimination (2)	—	(20,243)	—	(40,774)
Total cost of care	472,478	441,446	949,157	875,146

Cost of goods sold - Specialty Pharmaceutical Management	54,771	53,404	111,067	109,923

Direct service costs and other operating expenses
- Commercial	37,716	39,112	75,184	76,920
- Public Sector	15,458	16,486	33,005	33,462
- Radiology Benefits Management	15,401	15,858	30,239	32,563
- Specialty Pharmaceutical Management	5,922	6,083	11,473	12,095
- Medicaid Administration	34,039	25,849	66,627	51,835
- Corporate	31,081	28,391	61,343	56,471
Total direct service costs and other operating expenses	139,617	131,779	277,871	263,346

Stock compensation expense (3)
- Commercial	(194)	(218)	(432)	(469)
- Public Sector	(172)	(214)	(373)	(436)
- Radiology Benefits Management	(368)	(401)	(761)	(883)
- Specialty Pharmaceutical Management	(114)	(133)	(257)	(259)
- Medicaid Administration	(22)	(41)	(40)	(64)
- Corporate	(2,836)	(3,198)	(6,371)	(6,872)
Total stock compensation expense	(3,706)	(4,205)	(8,234)	(8,983)

Segment profit (loss)
- Commercial	32,877	21,670	66,677	58,835
- Public Sector	41,116	36,078	64,176	64,919
- Radiology Benefits Management	19,944	21,323	38,011	39,595
- Specialty Pharmaceutical Management	7,414	10,012	13,848	17,837
- Medicaid Administration	5,392	12,024	12,110	20,074
- Corporate and Elimination	(28,245)	(25,193)	(54,972)	(49,599)
Total segment profit	$78,498	$75,914	$139,850	$151,661

Reconciliation of segment profit to income before income taxes:
Segment profit	$78,498	$75,914	$139,850	$151,661
Stock compensation expense	(3,706)	(4,205)	(8,234)	(8,983)
Depreciation and amortization	(14,235)	(14,267)	(27,657)	(28,219)
Interest expense	(584)	(494)	(1,269)	(965)
Interest income	803	858	1,620	1,673
Income before income taxes	$60,776	$57,806	$104,310	$115,167

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 will be filed with the SEC on July 29, 2011.

(2)

Effective September 1, 2010, Public Sector has subcontracted with Medicaid Administration to provide pharmacy benefits management services on a risk basis for one of Public Sector’s customers. As such, revenue and cost of care related to this intersegment arrangement are eliminated.

(3)

Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.